     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 1996
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ALASKA AIR GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                         91-1292054
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                           19300 PACIFIC HIGHWAY SOUTH
                            SEATTLE, WASHINGTON 98188
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                             ALASKA AIR GROUP, INC.
                      1996 LONG-TERM INCENTIVE EQUITY PLAN
                            (FULL TITLE OF THE PLAN)

                               STEVEN G. HAMILTON
                    VICE PRESIDENT/LEGAL AND GENERAL COUNSEL
                             ALASKA AIR GROUP, INC.
                           19300 PACIFIC HIGHWAY SOUTH
                            SEATTLE, WASHINGTON 98188
                                 (206) 433-3131

 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    COPY TO:

                                STEPHEN A. MCKEON
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888


                         CALCULATION OF REGISTRATION FEE


  TITLE OF SECURITIES       NUMBER TO BE         PROPOSED MAXIMUM            PROPOSED MAXIMUM          AMOUNT OF
    TO BE REGISTERED         REGISTERED         OFFERING PRICE PER          AGGREGATE OFFERING      REGISTRATION FEE
                                                     SHARE(1)                    PRICE(1)
Common Stock, par value        670,000
$1.00 per share(2)            Shares(3)               $23.625                  $15,828,750               $5,459

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $23.625 based on the average of the high ($24.125) and low ($23.125) sales prices for the Common Stock on July 31, 1996, as reported by the New York Stock Exchange.

(2) Includes rights to purchase Series A Participating Preferred Stock associated with the Common Stock.

(3) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 1996 Long-Term Incentive Equity Plan as the result of any future stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or similar adjustment of the Registrant's outstanding Common Stock.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission (the "Commission"), which contains certified financial statements for the most recent fiscal year for which such statements have been filed;

                  (b) All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                  (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on September 19, 1985 (Registration No. 1-8957), under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the


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
adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

         Article VIII of the Registrant's By-Laws requires indemnification to the full extent permitted by the DGCL or other applicable law. Subject to any restrictions imposed by such law, the By-Laws provide a right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by the indemnitee in connection with any actual or threatened action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant or, being or having been such a director, officer or an employee of the Registrant, he or she is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity. The By-Laws also provide that, by action of its Board of Directors, the Registrant may approve indemnification of any other person whom it has the power to indemnify under DGCL.

         Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that was illegal or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Registrant's Certificate of Incorporation contains such a provision.

         The Registrant's officers and directors are covered by insurance (with certain exceptions and with certain limitations) which indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 8.  EXHIBITS

      Exhibit
      Number                                         Description
      -------                                        -----------

       5.1          Opinion of Perkins Coie regarding legality of the Common Stock being registered

      23.1          Consent of Arthur Andersen LLP

      23.2          Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

      24.1          Powers of Attorney (see page II-5)

      99.1          Alaska Air Group, Inc. 1996 Long-Term Incentive Equity Plan

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of July, 1996.

                          ALASKA AIR GROUP, INC.

                          By       /s/ John F. Kelly
                             -----------------------------------------------
                             John F. Kelly
                             Chairman of the Board, Chief Executive Officer and
                               President


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes John F. Kelly and Harry G. Lehr and each of them as his or her attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, with the Securities and Exchange Commission or any regulatory authority.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 31st day of July, 1996.

        SIGNATURE                                           TITLE
        ---------                                           -----

      /s/John F. Kelly                   Chairman of the Board, Chief Executive Officer and President
 --------------------------
      John F. Kelly                      (Principal Executive Officer)

     /s/ Harry G. Lehr                   Senior Vice President/Finance (Principal Financial and Accounting
 --------------------------
      Harry G. Lehr                      Officer)

    /s/ Bradley D. Tilden                Controller
 --------------------------
    Bradley D. Tilden

   /s/ William H. Clapp                  Director
 --------------------------
    William H. Clapp

  /s/ Ronald F. Cosgrave                 Director
 --------------------------
   Ronald F. Cosgrave


     /s/ Mary Jane Fate                  Director
 --------------------------
     Mary Jane Fate

   /s/ Bruce R. Kennedy                  Director
 --------------------------
    Bruce R. Kennedy

   /s/ R. Marc Langland                  Director
 --------------------------
    R. Marc Langland

    /s/ Byron I. Mallott                 Director
 --------------------------
    Byron I. Mallott

 /s/ Robert L. Parker, Jr.               Director
 --------------------------
  Robert L. Parker, Jr.

   /s/ Richard A. Wien                   Director
 --------------------------
     Richard A. Wien

                                INDEX TO EXHIBITS

     Exhibit
      Number                                         Description
     -------                                         -----------

       5.1          Opinion of Perkins Coie regarding legality of the Common Stock being registered

      23.1          Consent of Arthur Andersen LLP

      23.2          Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

      24.1          Powers of Attorney (see page II-5)

      99.1          Alaska Air Group, Inc. 1996 Long-Term Incentive Equity Plan


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